SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2016, The ONE Group Hospitality, Inc. (the “Company”) entered into a $3,000,000 loan agreement (the “Loan Agreement”) with Anson Investments Master Fund LP (the “Investor”) through an unsecured promissory note (the “Note”). In consideration of the loan amount the Company issued to the Investor a Common Stock Purchase Warrant (the “Warrant”) to purchase 300,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

The Warrant is exercisable at any time through August 11, 2026, in whole or in part. The Warrant contains limitations that prevent the Investor from acquiring shares of Common Stock upon exercise of the Warrant that would result in the number of shares beneficially owned by it and its affiliates exceeding 4.99%, or 9.99% upon notice to the Company, of the total number of shares of the Company’s Common Stock then issued and outstanding.

The Note bears interest at a rate of 10% per annum, payable quarterly commencing September 30, 2016. The entire balance of the Note is due on its maturity date of August 11, 2021.

The securities described above were offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder on the basis that, among other things, the transaction did not involve a public offering, the Investor is an accredited investor, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The Loan Agreement, Note and Warrant are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Loan Agreement, Note and Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein by this reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein by this reference in its entirety.

Item 8.01 Other Events.

On August 12, 2016, the Company issued a press release announcing the offering described in Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at the Company’s internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by it with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
4.1	Common Stock Purchase Warrant dated as of August 11, 2016.

10.1	Loan Agreement by and between The ONE Group Hospitality, Inc. and Anson Investments Master Fund LP, dated as of August 11, 2016.

10.2	Unsecured Promissory Note dated as of August 11, 2016.

99.1	Press Release of The ONE Group Hospitality, Inc. dated August 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2016	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Samuel Goldfinger
	Name:	Samuel Goldfinger
	Title:	Chief Financial Officer